Exhibit 99.4

                      JONES LANG LASALLE FINANCE B.V.
                         OFFER FOR ALL OUTSTANDING
                          9% SENIOR NOTES DUE 2007
                              IN EXCHANGE FOR
                          9% SENIOR NOTES DUE 2007
                    GUARANTEED ON AN UNSECURED BASIS BY
                      JONES LANG LASALLE INCORPORATED
        AND CERTAIN SUBSIDIARIES OF JONES LANG LASALLE INCORPORATED
                PURSUANT TO THE PROSPECTUS DATED [ . ], 2000


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THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
LONDON TIME, ON [ . ], 2000, UNLESS EXTENDED (THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., LONDON TIME, ON THE EXPIRATION DATE.
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                                  [ . ], 2000
To Our Clients:

      Enclosed for your consideration is a prospectus dated [ . ], 2000 (the "Prospectus") and the related letter of transmittal and instructions thereto (the "Letter of Transmittal") in connection with the offer (the "Exchange Offer") of Jones Lang LaSalle Finance B.V., a private limited liability company incorporated under the laws of the Netherlands (the "Issuer"), and the Guarantors (as defined in the Letter of Transmittal) to exchange an aggregate principal amount of up to [EURO]165,000,000 of the Issuer's 9% Senior Notes due 2007, including the guarantees thereof by the Guarantors (the "New Notes"), for a like principal amount of the Issuer's issued and outstanding 9% Senior Notes due 2007, including the guarantees thereof by the Guarantors (the "Old Notes"), upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal. Consummation of the Exchange Offer is subject to certain conditions described in the Prospectus. Capitalized terms used herein but not defined shall have the respective meanings ascribed to them in the Prospectus.

      WE ARE THE REGISTERED HOLDER OF OLD NOTES HELD BY US FOR YOUR ACCOUNT. A TENDER OF ANY SUCH OLD NOTES CAN BE MADE ONLY BY US AS THE REGISTERED HOLDER AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER OLD NOTES HELD BY US FOR YOUR ACCOUNT.

      Accordingly, we request instructions as to whether you wish us to tender any or all such Old Notes held by us for your account pursuant to the terms and conditions set forth in the Prospectus and the Letter of Transmittal.
WE URGE YOU TO READ THE PROSPECTUS AND THE LETTER OF TRANSMITTAL CAREFULLY BEFORE INSTRUCTING US TO TENDER YOUR OLD NOTES.

      Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Old Notes on your behalf in accordance with the provisions of the Exchange Offer. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., LONDON TIME ON [ . ], 2000, UNLESS EXTENDED. Old Notes tendered pursuant to the Exchange Offer may only be withdrawn under the circumstances described in the Prospectus and the Letter of Transmittal.



      Your attention is directed to the following:

            1. The Exchange Offer is for the entire aggregate principal amount of outstanding Old Notes.

            2. Consummation of the Exchange Offer is conditioned upon the terms and conditions set forth in the Prospectus under the captions "The Exchange Offer-Terms of the Exchange Offer" and "The Exchange Offer-Conditions to the Exchange Offer."

            3. Tendering holders may withdraw their tender at any time until 5:00 p.m., London time, on the Expiration Date.

            4. Any transfer taxes incident to the transfer of Old Notes from the tendering holder to the Issuer will be paid by the Issuer, except as provided in the Prospectus and the instructions to the Letter of Transmittal.

            5. The Exchange Offer is not being made to (nor will the surrender of Old Notes for exchange be accepted from or on behalf of) holders of Old Notes in any jurisdiction in which the making or acceptance of the Exchange Offer would not be in compliance with the securities or blue sky laws of such jurisdiction.

            6. The acceptance for exchange of Old Notes validly tendered and not validly withdrawn and the issuance of Exchange Notes will be made as promptly as practicable after the Expiration Date.

            7. The Company and the Guarantors expressly reserve the right, in their reasonable discretion and in accordance with applicable law,
      (i) to extend the Expiration Date, (ii) to delay accepting any Old Notes, (iii) to terminate the Exchange Offer if any of the conditions to the Exchange Offer (as set forth in the Prospectus) have not been satisfied or (iv) to amend the Exchange Offer in any manner. In the event of any extension, delay, non-acceptance, termination or amendment, the Issuer and the Guarantors will as promptly as practicable give oral and written notice to the Exchange Agent and make a public announcement of extension, delay, non-acceptance, termination or amendment. In the case of an extension, such public announcement shall include disclosure of the approximate number of Old Notes deposited to date and shall be made prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

            8. Consummation of the Exchange Offer may have adverse consequences to non-tendering Old Note holders, including that the reduced amount of outstanding Old Notes as a result of the Exchange Offer may adversely affect the trading market, liquidity and market price of the Old Notes.

      If you wish to have us tender any or all of the Old Notes held by us for your account, please so instruct us by completing, executing and returning to us the instruction form that follows.


                      JONES LANG LASALLE FINANCE B.V.

                 INSTRUCTIONS REGARDING THE EXCHANGE OFFER

                            WITH RESPECT TO THE

          [EURO]165,000,000 9% SENIOR NOTES DUE 2007 ("OLD NOTES")


      THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF YOUR LETTER AND THE ENCLOSED DOCUMENTS REFERRED TO THEREIN RELATING TO THE EXCHANGE OFFER OF JONES LANG LASALLE FINANCE B.V. AND THE GUARANTORS.

      THIS WILL INSTRUCT YOU WHETHER TO TENDER THE PRINCIPAL AMOUNT OF OLD NOTES INDICATED BELOW HELD BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED PURSUANT TO THE TERMS OF AND CONDITIONS SET FORTH IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL.

Box 1   [ ]   Please tender the Old Notes held by you for my account, as indicated below.

Box 2   [ ]   Please do not tender any Old Notes held by you for my account.

Date:                           , 2000
      -----------------------                          -------------------------------------------------

                                                       -------------------------------------------------
Principal Amount of Old Notes to be Tendered:
                                                       -------------------------------------------------
                                                                  Signature(s)
[EURO]                                             *
 -------------------------------------------------     -------------------------------------------------

(must be in the principal amount of [EURO]1,000 or     -------------------------------------------------
an integral multiple thereof)                                 Please print name(s) here

                                                       -------------------------------------------------

                                                       -------------------------------------------------

                                                       -------------------------------------------------
                                                             Please type or print address

                                                       -------------------------------------------------
                                                            Area Code and Telephone Number

                                                       -------------------------------------------------
                                                       Taxpayer Identification or Social Security Number

                                                       -------------------------------------------------
                                                               My Account Number with you


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*   UNLESS OTHERWISE INDICATED, SIGNATURE (S) HEREON BY BENEFICIAL OWNER(S)
SHALL CONSTITUTE AN INSTRUCTION TO THE NOMINEE TO TENDER ALL OLD NOTES OF SUCH BENEFICIAL OWNER(S).